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EXHIBIT 10.9


                             JOINT VENTURE AGREEMENT



         THIS AGREEMENT made the 13th day of November, 2006.


BETWEEN:

         1510848 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario

         ("1510848")

         - and -

         CONSORTEUM INC., a corporation incorporated under the laws of the Province of Ontario

         ("CONSORTIUM")

Background

         Each of 1510848 and Consorteum have signed a Term Sheet dated August 21, 2006 (the "Term Sheet"), attached hereto as Schedule 'A", which sets out the terms and conditions governing the joint venture partnership to enable cheque cashing services for mobile coffee trucks in Canada

         The Term Sheet contemplates that the parties will enter into a formal Joint Venture Agreement.

         The parties would like to enter into this simplified Joint Venture Agreement as contemplated by the Term Sheet.

         NOW THEREFORE, in consideration of the premises, the mutual covenants contained in this Joint Venture Agreement and other consideration (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

                                    ARTICLE 1
                                 AGREEMENT TERMS

         1.1 Agreement. Each party acknowledges and agrees that the terms, conditions, rights and obligations in respect of this Agreement (and any rights of renewal) shall be governed exclusively by this Agreement and the terms and conditions set out in the Term Sheet, which is attached as Schedule "A" hereto and the terms of which are incorporated into this Agreement.

         1.2 Term. The initial term of this Agreement shall be four (4) years and will be automatically renewed thereafter for two (2) year terms unless one of the parties provides notice of termination of the partnership as provided in
Section 3.1 below.


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         1.3 Costs of the Program. The costs associated with the cheque-cashing program(the "Program") will be paid from total revenues.

         1.4 Profits. All net profits on all programs will be split between 1510848 Inc and Consorteum on a 50/50 basis/

         1.5 Responsibility.

             Consorteum will be responsible for the following:

                  a)       Software development;
                  b) Cheque cashing payment platform and settlement process;
                  c)       Payment processing and settlement with the drivers;
                  d)       Manage partner company relationships;
                  e)       POS payment processing discount rate;
                  f) Enable prepaid wireless and long distance to be sold on the POS device;
                  g)       Provide a prepaid MasterCard/Visa product;
                  h)       Provide up to a $50,000 pilot float;
                  i)       Future programs as determined; and
                  j) All client information will be jointly owned between both parties and both parties must agree on any release of information.
                  k) Consorteum will deliver a pilot ready solution by January 15, 2007
                  1)       Commercial solution by May 31, 2007
                  m)       Full integrated handheld solution - TBD

                             1510848 Inc will be responsible for the following:

                  a)       Point of Sale hardware;
                  b)       Collection of cheques from drivers; and
                  c) Cashing of cheques and deposit into the float account.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

             2.11510848 Inc Warranties. 1510848 Inc represents and warrants to Consorteum as follows (acknowledging that Consorteum is relying on the representations and warranties of 1510848 Inc contained in this Agreement and any agreement, certificates or other document delivered by 1510848 Inc pursuant hereto in connection with this Agreement):

                  (a) 1510848 Inc has the capacity and authority and has taken all necessary action to enter into, execute and deliver this Agreement;

                  (b) this Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of 1510848 Inc enforceable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without
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                           limitation, applicable bankruptcy, insolvency,
                           moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

                  (c) no consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority that has not been obtained or made by 1510848 Inc and no consent of any third party is required to be obtained by the 1510848 Inc in connection with the execution, delivery and performance by the 1510848 Inc of this Agreement or the consummation of the transactions contemplated by the Program.

         2.2 Consorteum Warranties. Consorteum represents and warrants to 1510848 Inc as follows (acknowledging that 1510848 Inc is relying on the representations and warranties of Consorteum contained in this Agreement and any agreement, certificates or other document delivered by Consorteum pursuant hereto in connection with this Agreement):

                  (a) Consorteum has the capacity and authority and has taken all necessary action to enter into, execute and deliver this Agreement;

                  (b) this Agreement constitutes and the agreements and other instruments contemplated herein when executed will constitute valid and binding obligations of Consorteum enforceable in accordance with the terms hereof and thereof subject, however, to limitations with respect to enforcement imposed in connection with laws affecting the rights of creditors generally including, without limitation, applicable bankruptcy, insolvency, moratorium, reorganization or similar laws and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought; and

                  (c) no consent, licence, approval, order or authorization of, or registration, filing or declaration with any governmental authority that has not been obtained or made by Consorteum and no consent of any third party is required to be obtained by the Consorteum in connection with the execution, delivery and performance by the Consorteum of this Agreement or the consummation of the transactions contemplated by the Program.

         2.3 Survival of Representations and Warranties. The representations and warranties of 1510848 Inc and Consorteum contained in this Agreement and contained in any document or certificate given pursuant to this Agreement shall survive the Closing and shall continue for an indefinite period.


                                    ARTICLE 3
                                     GENERAL

         3.1 Termination. Unless terminated earlier in accordance with the provisions hereof, the initial term (the "Initial Term") of the Joint Venture Agreement shall commence on the date


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hereof and shall continue for a period of four (4) years. This Agreement shall automatically renew for successive two (2) year periods on the terms provided herein unless either party provides written notice to the other, at least 30 days prior to the expiry of the Initial Term or any successive term, that this Agreement will terminate at the end of the Initial or any such successive terms as the case may be.

         Notwithstanding anything to the contrary herein contained, either party may terminate the Agreement:

                     (i) effective immediately upon notice to the other party in the event that the other party is in breach of any of the terms or conditions of this Agreement which breach is material and has not been cured in all material respects within 30 days after receipt of written notice which provides details of the breach; and

                     (ii) effective immediately upon notice to the other party in the event that the other party becomes insolvent or voluntarily or involuntarily bankrupt, or makes an assignment for the benefit of its creditors.


         Following recovery of all of Consorteum's costs associated with the Program, 1510848 Inc. shall have the right to terminate this Agreement following a change in the management of Consorteum that negatively affects the business relationship between the parties. The Consorteum management team includes Quent Rickerby, Craig Fielding and Jim Henry. Also if Consorteum fails to reach deployment dates, as outline in responsibilities, 1510848 Inc shall have the right to terminate this agreement with 30 days notice.

         3.2 Time. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

         3.3 Notices. All communications which may be or are required to be given by either party to the other herein, shall (in the absence of any specific provision to the contrary) be in writing and delivered or sent by prepaid registered mail or telecopier to the parties at their following respective addresses:

             FOR: CONSORTEUM

             Consorteum Inc.
             42 Angus Meadow Drive
             Markham, Ontario, L4K 3N7


             Attn: Mr. Quent Rickerby
             Facsmilie: 1-866-824-8854



              FOR: 1510848 INC

              101 Culham Street
              Oakville, ON. L6H 1G3
              Attn : Mr. AJ Jutronich
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             Facsimile: 905-337-2928

and if any such communication is sent by prepaid registered mail, it shall, subject to the following senence, be conclusively deemed to have been received on the third business day following the mailing thereof and, if delivered or telecopied, it shall be conclusively deemed to have been received at the time of delivery or transmission. Notwithstanding the foregoing provisions with respect to mailing, in the event that it may be reasonably anticipated that, due to any stike, lock-out or similar event involving an interruption in postal service, any payment or communication will not be received by the addressee by no later than the third (3rd) business day following the mailing thereof, then the mailing of any such payment or communication as aforesaid shall not be an effective means of sending the same but rather any payment or communication must then be sent by an alternative means of transportation which it may reasonably be anticipated will cause the payment or communication to be received reasonably expeditiously by the addressee. Either party may from time to time change its address herein before set forth by notice to the other of them in accordance with this section.

         3.4 Governing Law. This Agreement and the rights and obligations and relations of the parties hereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (but without giving consideration to any conflict of laws rules). The parties hereto agree that the Courts of Ontario shall have jurisdiction to entertain any action or other legal proceedings based on any provisions of this Agreement. Each party hereto does hereby attorn to the jurisdiction of the Courts of the Province of Ontario.

         3.5 Headings. The headings in this Agreement and in the Schedules hereto are inserted solely for convenience of reference and do not affect the interpretation thereof or define, limit or construe the contents of any provision of this Agreement.

         3.6 Assignment and Enurement. Neither this Agreement nor any rights or obligations hereunder shall be assignable by any party hereto without the prior written consent of each of the other parties, which consent may be unreasonably withheld. Subject thereto, this Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors (including any successor by reason of amalgamation of any party hereto) and permitted assigns.

         3.7 Entire Agreement. With respect to the subject matter of this Agreement, this Agreement (a) sets forth the entire agreement between the parties hereto and any persons who have in the past or who are now representing either of the parties hereto, (b) supersedes all prior understandings and communications between the parties hereto or any of them, oral or written, and
(c) constitutes the entire agreement between the parties hereto Each party hereto acknowledges and represents that this Agreement is entered into after full investigation and that no party is relying upon any statement or representation made by any other which is not embodied in this Agreement. Each party hereto acknowledges that he or it shall have no right to rely upon any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless the same is in writing and executed by each of the parties hereto_ This Agreement is not intended to settle any obligations or disputes between the parties, and therefore all claims are preserved.

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         3.8 Further Assurances. The parties hereto shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated hereby, and each party hereto shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

         3.9 Waiver. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement or any of its rights in respect thereto or to insist upon strict adherence to any term of this Agreement will not be considered to be a waiver of such provision, right or term or in any way to affect the validity of this Agreement or deprive the applicable party of the right thereafter to insist upon strict adherence to.that term or any other term of this Agreement. The exercise by any party to this Agreement of any of its rights provided by this Agreement will not preclude or prejudice such party from exercising any other right it may have by reason of this Agreement or otherwise, irrespective of any previous action or proceeding taken by it hereunder. Any waiver by any party hereto of the performance of any of the provisions of this Agreement will be effective only if in writing and signed by a duly authorized representative of such party.

         3.10 Number. In this Agreement and unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the masculine and feminine genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

         3.11 Counterparts. - This Agreement may be executed in any number of counterparts and all such counterparts shall for all purposes constitute one agreement, binding on the parties hereto, provided each party hereto has executed at least one counterpart, and each shall be deemed to be an original, notwithstanding that all parties are not signatory to the same counterpart.

         DATED the 13th day of December, 2006.




                                              1510848 ONTARIO INC.


                                              Per: /s/ A. J. Jutronich
                                                  -----------------------
                                                  A. J. Jutronich


                                              CONSORTEUM INC.

                                              Per: /s/ Quent Rickerby
                                                   ----------------------
                                                   Quent Rickerby